Exhibit 99.1

[ADCARE HEALTH SYSTEMS, INC. LETTERHEAD]

August 17, 2011

VIA U.S. MAIL AND FEDERAL EXPRESS

To Registered Holders of

The Warrants

(as hereinafter defined)

CALL NOTICE

Dear Registered Holders:

AdCare Health Systems, Inc. (“AdCare”) hereby gives notice that it is exercising its option to call for redemption one hundred percent (100%) of AdCare’s outstanding: (i) warrants to purchase shares of AdCare’s common stock, no par value (the “Common Stock”), sold in AdCare’s initial public offering in November 2006 (the “IPO Warrants”); and (ii) warrants to purchase shares of Common Stock sold in a private placement in December 2009 (the “Private Placement Warrants” and, together with the IPO Warrants, the “Warrants”).

Pursuant to the (i) Amended and Restated Warrant Agreement, dated February 15, 2010, between AdCare and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), which governs the IPO Warrants, and (ii) Warrant Agreement, dated November 30, 2009, between AdCare and Continental, which governs the Private Placement Warrants,  AdCare has the right to call the Warrants for redemption if:

•                                          the Common Stock underlying the Warrants is registered pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”); and

•                                          the closing sale price of the Common Stock on the NYSE Amex is at or above $6.00 per share for ten (10) consecutive trading days during which the average trading volume for such ten (10) day period is at least 40,000 shares.

The IPO Warrants and their underlying shares of Common Stock were registered on AdCare’s Registration Statement on Form SB-2 (No. 333-131542) under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the SEC on November 9, 2006.  In addition, AdCare filed a post-effective amendment to its Registration Statement on Form S-3 (No. 333-166488) (the “New Registration Statement”) under the Act which includes an updated prospectus relating to the IPO Warrants and their underlying shares of Common Stock and which provides for the resale of shares of Common Stock underlying the Private Placement Warrants.  The New Registration Statement was declared effective by the SEC on June 27, 2011.

Furthermore, during each day in the ten (10) consecutive trading day period commencing on July 18, 2011 and ending on July 29, 2011, the closing sale price of the Common Stock exceeded $6.00 per share, and the average trading volume for such period was 59,050 shares.

As a result, AdCare is exercising its option to call the Warrants for redemption.  Registered holders of the Warrants will have until September 19, 2011 (the “Call Exercise Period”) to exercise each Warrant for 1.05 shares of Common Stock at a price of $2.38 per share.  Any fractional share will be rounded up to the next whole share.  For examples of the calculation of exercise funds due upon exercise of the Warrants, see Exhibit A attached hereto.

Any Warrants not exercised by the registered holders thereof within the Call Exercise Period will automatically expire at 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period, and AdCare will remit to the registered holders of such expired Warrants the sum of ten cents ($.10) per underlying share of Common Stock (the “Call Amount”), upon surrender of the Warrant Certificate representing such expired Warrants. At 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period and thereafter, registered holders of expired Warrants will have no rights or privileges with respect to such Warrants, other than to receive the Call Amount therefor.

In order to exercise the Warrants, registered holders thereof must complete the subscription form (the “Subscription Form”) attached to the Warrant Certificate representing such Warrants and surrender the Subscription Form, the Warrant Certificate and the exercise funds for such Warrants to Continental for processing no later than 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period.  Notwithstanding the foregoing, if the Warrants are held beneficially at a brokerage firm, then the Warrants being exercised should be delivered electronically through Depository Trust Company.  Payment of the exercise funds may be made by wire transfer of immediately available funds or in the form of a check payable to the “Continental Stock Transfer & Trust Company” for the full amount of the exercise funds (see Exhibit A attached hereto for examples of the calculation thereof).  Checks should be delivered to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: Michael Mullings
Telephone: (212) 845-3217

Please contact Continental at the number above for information regarding payment of the exercise funds by wire transfer.

In connection with the call of the Warrants for redemption, AdCare has adopted a broker protect period of three (3) business days. Brokers will have three (3) business days after the last day of the Call Exercise Period to deliver Warrants for exercise provided that a completed Guarantee of Delivery Form of such Warrants acceptable to Continental and the exercise funds for such Warrants are received by Continental by 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period.

The broker is required to deliver the “protected” Warrants electronically through Depository Trust Company or via DWAC (Deposit Withdrawal At Custodian) by 5:00 p.m., Eastern Time, on September 22, 2011.

Please contact Michael Mullings with Continental at (212) 845-3217 if you have any questions regarding how to proceed with the exercise of Warrants.

Sincerely,

Boyd P. Gentry
Chief Executive officer

EXHIBIT A

EXAMPLES OF CALCULATION OF EXERCISE FUNDS DUE

Set forth below are two examples of how to calculate the number of shares of Common Stock issuable upon the exercise of Warrants and the exercise funds required in payment therefor.

1.             For the exercise of 100 Warrants:

•                  Rate of exercise:  1.05 shares of Common Stock for each Warrant:  100 x 1.05 = 105 shares of Common Stock

•                  Exercise funds required:  $2.38 per share: $2.38 x 105 shares of Common Stock = $249.09

2.             For the exercise of 110 Warrants:

•                  Rate of exercise:  1.05 shares of Common Stock for each Warrant:  110 x 1.05 = 115.5 shares of Common Stock

•                  Fractional share is rounded up to the next whole share = 116 shares of Common Stock

•                  Exercise funds required:  $2.38 per share: $2.38 x 116 shares of Common Stock = $276.08